                                                                   EXHIBIT 10.3

                            SECOND AMENDMENT TO THE
                                EBANK.COM, INC.
                           1998 STOCK INCENTIVE PLAN

         WHEREAS, the Board of Directors of ebank.com, Inc., a Georgia corporation (the "Company") approved the 1998 Stock Incentive Plan (the "Plan") on September 1, 1998, the Office of Thrift Supervision approved the Plan on January 25, 1999, and the shareholders of the Company approved the Plan on May 3, 1999; and

         WHEREAS, effective September 20, 1999, the Board of Directors approved the First Amendment to the Plan; and

         WHEREAS, effective June 17, 2002, the Board of Directors approved the following amendment to the Plan;

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. Amendment. The first paragraph of Section 5.1 of the Plan is amended to read as follows:

         5.1 Limitations. The maximum number of shares that may be issued hereunder shall initially be 220,000. The amount of Stock subject to the Plan shall be increased as of September 20, 1999 and thereafter through and until June 30, 2002 shall automatically be increased each time the Company issues additional shares of Stock so that the total number of shares issuable hereunder shall at all times equal 15% of the then outstanding shares of Stock (rounded down to the nearest whole share), unless in any case the Board of Directors adopts a resolution providing that the number of shares issuable under this Plan shall not be so increased. If for any reason the total number of shares issuable under this Plan exceeds 15% of the then outstanding shares of Stock at any time prior to August 17, 2001 (the third anniversary of the commencement of operations of Commerce Bank), then the number of shares issuable under this Plan shall automatically be reduced to equal 15% of the then outstanding shares of Stock (but only to the extent the shares are not issuable pursuant to outstanding Options), unless the Company obtains approval from the Office of Thrift Supervision that such a reduction is not required. Notwithstanding the above, through and until June 30, 2002, the total number of shares of Stock issuable pursuant to Incentive Stock Options may not be increased to more than 220,000 (other than pursuant to antidilution adjustments) without shareholder approval. Commencing on July 1, 2002 and annually thereafter until July 1, 2008 (each such July 1 referred to herein as an "Adjustment Date"), the maximum number of shares of Stock that may be issued hereunder, whether pursuant to Incentive Stock Options or non-Incentive Stock Options, shall not exceed (in the aggregate) the sum (the "Adjusted Maximum Shares") of:

         (i) the maximum number of shares of Stock that may be issued hereunder in accordance with the terms hereof as of the date immediately preceding such applicable Adjustment Date (the "Pre-Adjustment Maximum Shares"), and

         (ii) the least or lesser (the "Added Shares") of:

                  (A) such number of shares by which (I) 15% of the outstanding shares of Stock as of such applicable Adjustment Date (rounded down to the nearest whole share), exceeds (II) the Pre-Adjustment Maximum Shares (if the foregoing calculation in this subparagraph (A) results in a negative number, the result of such calculation shall be deemed to be zero for purposes of this formula),

                  (B) two million (2,000,000) shares of Stock (provided that such number of shares shall be adjusted at the same time as, and comparably and proportionately with, each and every antidilution adjustment in the Shares made under Section 5.2 hereof), and

                  (C) such number of shares of Stock (which number shall be less than each of (A) and (B)) as determined by the Board with respect to such applicable Adjustment Date, if the Board chooses, in its discretion, to determine any such lesser number with respect to such applicable Adjustment Date.

In addition, the number of shares that may be issued hereunder shall be subject to any antidilution adjustment pursuant to the provisions of Section 5.2 hereof. Any or all shares of Stock subject to the Plan may be issued in any combination of Incentive Stock Options or non-Incentive Stock Options. Shares subject to an Option may be either authorized and unissued shares or shares issued and later acquired by the Company. The shares covered by any unexercised portion of an Option that has terminated for any reason (except as set forth in the following paragraph) may again be optioned under the Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for option hereunder.

         2. Approval. Except as hereinabove amended and modified, the Plan is approved, ratified, and affirmed without further modification or amendment.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of June 17, 2002, in accordance with the authority provided by the Board of Directors.

                                 ebank.com, Inc.


                                 By:  /s/ James L. Box
                                    -----------------------
                                        James L. Box
                                        President and Chief Executive Officer